Exhibit 99.1

SenesTech Announces Third Quarter 2018

Financial and Operational Results

FLAGSTAFF, Ariz., November 12, 2018 -- SenesTech, Inc. (NASDAQ: SNES), a developer of proprietary technologies for managing animal pest populations through fertility control, today announced third quarter 2018 financial and operational results and other recent developments.

SenesTech will hold a conference call today at 5:00pm EST (3:00 MST) to discuss these results and expectations for the coming year.

Recent highlights include:

●	Third quarter revenue totaled $105,000 compared to $36,000 in the second quarter of 2018.

●	Adjusted EBITDA for the third quarter was $(2.0) million compared to $(1.9) million in the second quarter of 2018.

●	Received approval for ContraPest® and use in California during the third quarter, and subsequently launched sales in the state.

●	Distribution agreements were signed with Geotech Supply Co. and Agri-Turf Distributing to further develop the California market and with Forshaw to operate in major East Coast markets.

●	Launched initial sales into Hawai’i.

●	Launched a new bait delivery system designed to fit in the Bell Labs PROTECTA EVO Express.

●	The Company completed a Rights Offering yielding net proceeds of $5.1 million putting the Company in a strong operating position for the upcoming year.

●	The Company completed the quarter with $7.2 million in cash and equivalents and minimal long-term debt of approximately $296,000.

●	Subsequent to the ending of the quarter, removal of the “Restricted Use Only” label from the Company’s ContraPest product was ordered by the U.S. Environmental Protection Agency – significantly expanding the market for the Company’s products.

Dr. Loretta P. Mayer, Co-founder and CEO of SenesTech, said, “The third quarter of 2018 can be considered a pivotal growth milestone for the adoption of ContraPest into our key markets. With our increasingly efficient manufacturing facility, growing sales force, and distributor acquisition we are laying a solid pathway for the integration of our product into the world of pest management. We are answering the requests of the many customers in our markets who are looking for a new approach to rodent control that is socially responsible that can be integrated into current programs of our industry professionals for a winning combination. We look forward to the future, knowing we have an exceedingly effective technology, a great team of dedicated and imaginative associates, and the knowledge that our solutions address a highly important social imperative.”

Dr. Mayer continued, “As we finish up 2018, we do so with a number of positive tailwinds. In October, we received the EPA removal of the “Restricted Use Pesticide” classification from our ContraPest® label, and launched a new bait delivery system designed to fit in the Bell Labs PROTECTA EVO Express, both of which will significantly expand the market opportunity for the product. Additionally, we launched a new website, designed to drive traffic to our distribution partners, and are finalizing key agreements with national accounts that are set to launch ContraPest in the remaining months of 2018 and into 2019.”

Tom Chesterman, Chief Financial Officer of SenesTech, commented, “Revenues in the third quarter are nearly triple that of the second quarter, reflecting solid growth in our selling efforts. In addition, customer acquisition is growing even faster, as we continue to invest in product promotions for new customers. We have made significant progress in the improvement of our manufacturing processes, which will manifest as improved gross margins moving forward. This was, however, offset in the third quarter by higher than usual scrap and the product promotions mentioned above. We also continue to firmly control operating costs, as reflected in a stable cash burn rate. Going forward our expectation in the coming quarters is to continue to drive revenue growth, post positive gross margins as unit sales increase and we are able to spread our fixed costs across a higher number of units sold, and ramp towards profitability.”

Mr. Chesterman continued, “During the quarter we completed a rights offering that yielded net proceeds to the Company of approximately $5.1 million, putting us in a strong operating position for the next year. We are pleased that many of our shareholders participated in the offering to maintain their percentage holding in the Company and to benefit from the opportunity we believe it in front of us as we continue to execute on our strategic business plan. We completed the quarter with $7.2 million in cash and equivalents and minimal long-term debt of approximately $296,000.”

Third Quarter 2018 Conference Call Details

Date and Time: 5:00 pm ET (2:00 pm PT) on November 12, 2018

Call-in Information: Interested parties can access the conference call by dialing (844) 308-3351 or (412) 317-5407.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Investor Relations section of the Company’s website at http://senestech.investorroom.com/.

To Ask a Question: The conference call will be moderated by Lytham Partners, an investor relations firm. There will be three options to ask a question during the call:

1.	Questions can be asked live during the call-in portion of the conference call.

2.	The live webcast will feature an option to submit questions in writing during the event.

3.	If you are unable to attend the event, you can submit a question in advance to Senestech@LythamPartners.com.

Replay: A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10126142. A webcast replay will be available in the Investor Relations section of the Company’s website at http://senestech.investorroom.com/ for 90 days.

Use of Non-GAAP Measure

Adjusted EBITDA is presented herein and is a non-GAAP measure. However, this measure is not intended to be a substitute for those financial measures reported in accordance with GAAP. Adjusted EBITDA has been included because management believes that, when considered together with the GAAP figures, it provides meaningful information related to our operating performance and liquidity and can enhance an overall understanding of financial results and trends. See our attached financials for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

About SenesTech

SenesTech has developed and is in the process of commercializing a proprietary technology for managing animal pest populations, primarily rat populations, through fertility control. For more information visit the SenesTech website at www.senestech.com.

Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” involve estimates, assumptions, risks and uncertainties and describe future expectations, plans, results, or strategies. Forward looking statements are generally preceded by words such as “may,” “future,” “believe,” “plan,” “will” or “should,” “continue,” “expect,” “anticipates,” “eventually,” “projected” or other comparable terminology. Such forward looking statements include, but are not limited to: our expectations regarding our utilization of operating cash, our expectations regarding operating results, and our expectations related to our product messaging and distribution relationships. You should not unduly rely on forward looking statements because such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACT:

Investors: Robert Blum, Joe Dorame, Joe Diaz, Lytham Partners, LLC,

602-889-9700, senestech@lythampartners.com

Company: Tom Chesterman, Chief Financial Officer, SenesTech, Inc.,

928-779-4143

SENESTECH, INC.
BALANCE SHEETS
(In thousands, except shares and per share data)

	September 30,	December 31,
	2018	2017
ASSETS	(Unaudited)

Current assets:
Cash	$4,791	$2,101
Investment in securities	2,448	5,023
Accounts receivable	52	16
Prepaid expenses	336	170
Inventory	1,118	540
Deposits	12	19
Total current assets	8,757	7,869

Property and equipment, net	1,171	1,454
Total assets	$9,928	$9,323

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term debt	$235	$177
Accounts payable	206	391
Accrued expenses	531	589
Notes payable, related parties	—	12
Total current liabilities	972	1,169

Long-term debt, net	296	591
Deferred rent	23	41
Total liabilities	1,291	1,801

Commitments and contingencies (See note 14)	—	—

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 23,425,237 and 16,404,195 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	23	16
Additional paid-in capital	91,822	81,103
Accumulated deficit	(83,208)	(73,597)
Total stockholders’ equity	8,637	7,522

Total liabilities and stockholders’ equity	$9,928	$9,323

See accompanying notes to financial statements.

SENESTECH, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except shares and per share data)

(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2018	2017	2018	2017

Net Sales	$105	$17	$160	$34
Cost of sales	114	11	153	27
Gross profit (loss)	(9)	6	7	7

Operating expenses:
Research and development	476	721	1,746	2,517
Selling, general and administrative	2,013	2,235	7,506	7,506
Total operating expenses	2,489	2,956	9,252	10,023

Net operating loss	(2,498)	(2,950)	(9,245)	(10,016)

Other income (expense):
Interest income	1	9	8	20
Interest expense	(16)	(33)	(60)	(54)
Interest expense, related parties	—	—	—	(1)
Other income (expense)	13	37	19	76
Total other income (expense)	(2)	13	(33)	41

Net loss and comprehensive loss	$(2,500)	$(2,937)	$(9,278)	$(9,975)
Deemed dividend-warrant price protection adjustment	333	—	333	—
Net loss attributable to common shareholders	$(2,833)	$(2,937)	$(9,611)	$(9,975)
Loss per share atrributable to common shareholders, basic and diluted	$(0.14)	$(0.28)	$(0.53)	$(0.97)

Weighted average common shares outstanding - basic and fully diluted	20,862,216	10,334,211	18,036,982	10,234,211

See accompanying notes to financial statements.

SENESTECH, INC.

STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Nine Months
	Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,278)	$(9,975)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on investments	(44)	(20)
Amortization of discounts on investments	—	11
Depreciation and amortization	332	273
Stock-based compensation	3,090	2,818
Loss on sale of equipment	15	—
Loss on early extinguishment of debt	10	—
(Gain) loss on remeasurement of common stock warrant liability	1	(65)
(Increase) decrease in current assets:
Accounts receivable	(36)	3
Prepaid expenses	(166)	165
Inventory	(578)	(337)
Deposits	7	(8)
Increase (decrease) in current liabilities:
Accounts payable	(185)	(176)
Accrued contract cancellation settlement	—	(1,000)
Accrued expenses	(66)	703
Deferred rent	(18)	12
Net cash used in operating activities	(6,916)	(7,596)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of securities	—	(2,940)
Proceeds received on sale of securities	2,619	—
Proceeds received on sale of equipment	185	—
Purchase of property and equipment	(212)	(885)
Net cash provided by (used in) investing activities	2,592	(3,825)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of common stock, net	5,132	—
Proceeds from the issuance of notes payable	9	437
Repayments of notes payable, net	(236)	(48)
Repayments of notes payable, related parties	(12)	(18)
Repayments of capital lease obligations	(50)	(77)
Proceeds from the exercise of warrants	2,213	—
Payment of employee withholding taxes relating to share-based awards	(42)	—
Net cash provided by financing activities	7,014	294

NET CHANGE IN CASH	2,690	(11,127)
CASH AT BEGINNING OF PERIOD	2,101	11,826
CASH AT END OF PERIOD	$4,791	$699

SUPPLEMENTAL INFORMATION:
Interest paid	$60	$55
Income taxes paid	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Deemed dividend	$333	—
Purchases of equipment under capital lease obligations	$37	$316

See accompanying notes to financial statements.

SenesTech Inc.

Itemized Reconciliation Between Net Loss and Non-GAAP Adjusted EBITDA

For the Three and Nine Months Ended September 30, 2018 and 2017

(Unaudited)

(in thousands)	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2018	2017	2018	2017
Net Loss (As Reported, GAAP)	(2,500)	(2,937)	(9,278)	(9,975)

Non-GAAP Adjustments:
Interest and dividends	21	24	37	35
Stock-based compensation	355	946	3,090	2,818
Loss on sale of assets	15	—	15	—
Gain on investments	(12)	(9)	(44)	(20)
Loss on early extinguishment of debt	10	—	10	—
Change in fair value of derivative	—	(29)	1	(65)
Amortization and accretion:
Amortization of discounts on investments	—	(7)	5	11
Depreciation expense	108	119	332	273
Total of non-GAAP adjustments	497	1,044	3,446	3,052

Adjusted EBITDA Loss (Non-GAAP)	(2,003)	(1,893)	(5,832)	(6,923)